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                                                                    EXHIBIT 10.9

AGREEMENT
Supply of Borage and Echium Oil

KINGS INC.(1)
PILOT THERAPEUTICS, INC.(2)


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         DATE  April       2002


         PARTIES

(1) KINGS INC., a company incorporated in England and Wales and whose registered office is at Weston Centre, Bowater House, 68 Knightsbridge, London SW1X 7LQ ("Kings");

(2) PILOT THERAPEUTICS, INC., a company incorporated in North Carolina, United States ("Pilot")

         INTRODUCTION

(A) Pilot is a natural and pharmaceutical product development company involved in the manufacture of medicinal foods and pharmaceutical products.

(B) Kings is a company involved in the contract growing, extraction, production and supply of the Product.

(C) Pilot wishes to appoint Kings as a producer of Finished Product and to purchase the Finished Product from Kings, and Kings has agreed to accept such appointment and to sell the Finished Product to Pilot all upon the terms and subject to the conditions set out in this Agreement.

         OPERATIVE PROVISIONS

1        INTERPRETATION

1.1 In this Agreement including the Introduction the following words and expressions shall have the meanings set out below:-

         Affiliates                 in respect of each party, any company which
                                    at the relevant time is the ultimate holding company of that party or a subsidiary
                                    (whether direct or indirect) of that party's ultimate holding company; a company is a "subsidiary" of another company, its
                                    "holding company," if that other company (a) holds a majority of the voting rights in it or (b) is a member/shareholder of it and has the right to appoint or remove a majority of its board of directors, or (c) is a member/shareholder of it and controls alone, pursuant to an agreement with other shareholders or members, a majority of the voting rights in it, or is a subsidiary of a company which is itself a subsidiary of that other company;

         Croda Croda Leek Limited a company incorporated in England and Wales, with registered office at Cowlik Hall, Snaith, Goole, Yorks, DN14 9AA;

         Delivery Address           Pilot's premises or other contract
                                    manufacturers as the parties may agree;

         the Effective Date         the date of this Agreement;

         Finished Product           refined borage concentrate and echium oil
                                    and other blends/formulations as agreed from time to time sourced from the Product.

         Growers third parties engaged by Kings to contract grow the Product for sale (as Finished Product) to Pilot;


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         Growers                    third parties engaged by Kings to contract
                                    grow the Product for sale (as Finished
                                    Product) to Pilot;

         Price the calculated price for the Finished Product as set out in Appendix 9, as the same may be amended from time to time by agreement between the parties prior to refining together with the incurred costs of Kings which by example are set out in Appendix 9;

         Product                    borage and echium seeds/oil;

         Quality Requirements       the quality requirements and other
                                    specifications for the Finished Product as set out in Appendix 2 or as may otherwise be agreed in writing by the parties;

         Term the term of this Agreement as set out in clause 10; and

         Territory                  USA and rest of world

1.2      In this Agreement:

         (a) references to clauses, parties and the Appendices are to the clauses of and the parties and the Appendices to this Agreement; and

         (b) headings and captions are for ease of reference only and shall not affect interpretation.

2        APPOINTMENT OF KINGS

2.1 Subject to this clause 2.1 and clause 2.3, Kings agrees to sell to Pilot, and Pilot agrees to purchase from Kings, during the Term, Finished Product in the quantities set forth in Forecasts (as defined in clause 3.2) prepared from time to time by Pilot (or its Affiliates or distributors) on the terms and subject to the conditions of this Agreement. If, and only if, Kings fails to supply (i) the quantities of Finished Product set forth in any Forecast or (ii) Finished Product meeting the Quality Requirements at any time during the Term, Pilot shall be entitled to cover the quantities of unsupplied or unqualified Finished Product set forth in any Forecast by purchasing such quantities from one or more third parties until such time as Pilot determines that Kings is able and willing to supply the quantities of Finished Product set forth in all subsequent Forecasts on a timely basis and in conformity with all Quality Requirements.

2.2 Kings agrees not to sell Finished Product produced by Growers who are engaged by Kings under clause 3 of this Agreement to any third party during the Term without prior approval of Pilot.

2.3 Subject to clause 3.3, Pilot agrees to purchase all Finished Product sourced from Product produced by Growers from which commitments to produce specific quantities of Product have been obtained with Pilot's approval during the Term. Failure by Pilot to comply with its obligations under this clause 2.3 will constitute a material breach of this Agreement. In the event that Pilot wishes not to take delivery of Finished Product sourced from Product produced by such Growers, Pilot may permit Kings to sell such Finished Product to third parties, with any profit or loss resulting to Kings of any such transaction to be for the account of Pilot to offset any liability Pilot may have based on its failure to take delivery of such Finished Product.

2.4 The parties may consult with each other as to the possibility of carrying out future trials to evaluate new sources of essential and novel fatty acids through crop discovery and trial/assessment work.

2.5 Kings will continue its programme of agronomic improvement of Product production to seek improved efficiencies of crop production.

2.6 Kings will provide the services as initially set out in Appendix 4, as modified as mutually agreed in writing from time to time,


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2.7      Pilot may have reasonable access to Kings' records as it relates to the performance of the terms of this Agreement at the offices of Kings (UK or US) with prior notice at a mutually convenient time between the parties.

3        Production of Product and Appointment of Growers

3.1 Kings will be responsible for managing the production of the Products by Growers and managing the processing of such Products by third party sub-contractors (including Croda) into Finished Product. Kings will appoint a project manager to liaise with Pilot in relation to the provisions of this Agreement.

3.2 During the Term, commencing at least six (6) months before the start of the relevant Product-growing season (March 1 for the Northern hemisphere and September 1 for the Southern hemisphere), Pilot shall provide to Kings a good faith estimate of its likely requested amount of Finished Product for the subsequent twelve-month period in the form set out in Appendix 1 ("Forecast"). Based on each Forecast, and sales performance from time to time, Kings and Pilot will agree on the acreage of Product which is estimated to be required to be grown in order to fulfil the Forecast ("Agreed Acreage"). Pilot's Forecast for the first two years of the Agreement are set out in Appendix 1.

3.3 Kings will enter into contracts with Growers throughout the world to grow Product, for processing into Finished Product, up to the Agreed Acreage; provided that Kings will not enter into any contracts or other arrangement with any such Grower without (i) providing to Pilot in writing all material terms, including price, offered to each Grower and
         (ii) receiving the prior written approval of Pilot (such approval not to be unreasonably withheld or delayed). Once Pilot has given its approval under this clause 3.3, Pilot will be responsible for and liable to meet all costs and other financial obligations properly incurred by Kings in connection with its arrangements with Growers and for which Pilot is obligated under this Agreement. If Pilot does not give its approval to any Grower (or to the material terms agreed to by such Grower) and the parties to this Agreement are unable to agree on a suitable alternative, then the Agreed Acreage will be reduced by the proposed acreage of the rejected Grower.

3.4 Kings will make recommendations to Pilot as to the suitability of various countries and its Growers for the production of the Product and will provide Pilot, as soon as practicable following receipt of a Forecast, with such information as Kings deems relevant (such as projected production costs, comparable gross margin analysis of alternative crops of Product and estimated Finished Product costs after extraction using the assumed oil contents and processing losses as set out in Appendices 6 (a) and (b)) in order for Pilot to make an informed decision. The parties will then agree on the countries of production and the Growers which will be engaged to produce the Product as set out in clause 3.3. Where appropriate, and following full assessment (technical and commercial), the parties will seek to utilise North Carolina, USA as a crop growing, processing and manufacturing base.

3.5 Kings will advise Pilot on suitable countries and timings of crop production in order to achieve the Agreed Acreage on the basis of the model set out in Appendices 5(a) and 5(b) which illustrates the timing when decisions are required to be made by Pilot.

3.6 In respect of the contract growing of Product Kings will require Growers to complete a field record card, in the form set out in Appendix 7, prior to movement of the crop of Product. Kings will retain such field record cards and will provide copies to Pilot, upon request, for Pilot to identify the place where each crop has been grown and what, if any, chemical applications have been applied.


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4        PRODUCTION OF FINISHED PRODUCT

4.1 The Products will be manufactured by Kings in accordance with standards of good manufacturing practice as published from time to time by the relevant authorities in the Territory in relation to products of this nature.

4.2 The Finished Products shall be manufactured and processed from Products by or for Kings in accordance with the Quality Requirements and subject to current standards of good manufacturing practice as published from time to time by the relevant authorities in the Territory in relation to products of this nature.

4.3 Pilot shall be entitled at any time during the Term, at its own cost, to have access to Kings' extraction facility at Lincoln (or other suitable extraction or manufacturing facility) during normal working hours and on at least 14 days' prior written notice, in order to inspect the extraction process and quality control procedures for the Products and to verify that Kings is adhering to its obligations under clause 4.1 and 4.2

4.4 Kings shall maintain extraction and analytical records for each batch of Finished Product supplied to Pilot for five years from the date of manufacture which will be made available to Pilot upon request. Such records will include analysis certificates of each production batch, deviation reports, change control documents and good medical practice statements (if relevant) for extraction compliance.

5        FORECASTS AND ORDERS

5.1 During the Term, Pilot shall update the Forecast on a monthly rolling basis. The first six-month period in every Forecast shall be treated as firm orders for Finished Product. All orders placed shall provide a lead time of at least 12 twelve weeks prior to the date of delivery. Pilot shall place orders for the Finished Product in writing in line with Kings' minimum batch size as notified to it by Kings.

5.2 Kings shall provide Pilot with a summary of tonnage of Product produced by geographical location on a quarterly basis during the Term.

5.3 Pilot will provide Kings with revised Forecasts as necessary or reasonably requested by Kings. In addition, Pilot will provide Kings with its Quarterly Reports filed on Form 10-QSB with the Securities and Exchange Commission and, annually, Pilot will provide Kings with its Audited Financial Statements filed on Form 10-KSB with the Securities and Exchange Commission.

5.4 All orders will be accepted by Kings subject to Clause 7.4 but if upon review of the information referred to in Clause 5.3 above (or such information not being supplied by Pilot) Kings may insist on payment in advance. In the event of payment in advance of shipment Kings shall reduce the price of the Final Product by the base interest rate of the National Westminster Bank plc in recognition of early receipt of payment.

6        DELIVERY

6.1 Kings shall deliver the Finished Product to Pilot Carriage and Insurance Paid (as that term is defined in Incoterms 2000 Edition) to the Delivery Address. Title in the Finished Product shall pass to Pilot only following payment by Pilot of the Price in full and until such time, Pilot shall hold Finished Product as Kings' fiduciary agent and as bailee and shall keep them separate from those of Pilot or third parties and properly protected, insured and identified as Kings' property. Each delivery or consignment of the Finished Products shall include a packing note quoting or attaching a certificate of analysis in the form set out in Appendix 8. Subject to repayment by Pilot in Clause 7.4 Kings shall pay import duty from time to time. Kings shall include this cost in the price of the Finished Product.


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6.2      If delivery dates for the Finished Product cannot be met, Kings shall promptly notify Pilot of the earliest possible date for delivery of the Finished Product. Kings will report to Pilot the occurrence of any event within or beyond its control which is likely to affect delivery of the Finished Product. Risk in the Finished Product will pass to Pilot on delivery.

6.3 Where the Finished Products are to be delivered in instalments, each delivery shall constitute a separate contract and failure by Kings to deliver any one or more of the instalments in accordance with this Agreement, or any claim by Pilot in respect of any one or more instalments, shall not entitle Pilot to reject the other instalments or to treat the Agreement as a whole as repudiated.

6.4 Any claim by Pilot which is based on any defect in the quality, quantity or condition of the Finished Products or their failure to correspond with specification shall be notified to Kings within 14 days from the date of delivery (or where the defect or failure was not apparent on reasonable inspection, within 14 days after discovery of the defect or failure and in any event within three months from the date of delivery). If Pilot does not notify Kings accordingly, Pilot shall not be entitled to reject the Finished Products and Kings shall have no liability for such defect or failure.

6.5 Where any valid claim in respect of any of the Finished Products which is based on any defect in the quality, quantity or condition of the Finished Products or their failure to correspond with Quality Requirements is notified to Kings in accordance with this Agreement, Kings shall replace the Finished Products (or the part in question) free of charge or, at Kings' sole discretion, refund to Pilot the price of the Finished Products (or a proportionate part of the price), but Kings shall have no further liability to Pilot.

7        PRICE AND PAYMENT

7.1 In respect of Finished Product to be supplied under this Agreement Pilot shall pay the Price within twenty eight (28) days of date of invoice or 7 days from receipt of and approval of Finished Product, whichever is later, directly into Kings' bank account, details of which shall be provided to Pilot. The costing model, in substantially the form set out in Appendix 6(b) will be used to estimate the price of Finished Product at the beginning of each crop season. The actual price payable by Pilot will be adjusted subject to the actual price of Finished Product calculated using the spreadsheet set out in Appendix 6(b). At the time of extraction of Product, a final price for Finished Product will be calculated using the model set out in Appendix 6 detailing exact oil yields and meal values and other associated costs in the extraction process

7.2 Notwithstanding clause 7.1 Kings reserves the right, at any time before delivery, to increase the price of the Finished Products to reflect any increase in costs to Kings which are due to any factor beyond the control of Kings (such as, without limitation, a significant increase (>10%) in the costs of labour or materials, the increase or imposition of any tax duty or other levy, any variation in exchange rates, any change in delivery dates, any change in quantities or specifications for the Finished Products requested by Pilot, or any delay caused by any instructions of Pilot or failure of Pilot to give Kings adequate information or instructions). Kings will use its reasonable commercial endeavours to mitigate fluctuations in raw material prices by proposing a strategic production plan, as set out in Appendix 3.

7.3 Except as otherwise stated under the terms of any quotation or in any price list of Kings, or unless otherwise agreed in writing between Pilot and Kings, all prices are given by Kings are on an EXW basis (as defined by Incoterms 2000) except where Kings agrees to deliver the Finished Products otherwise than at Kings' premises, in which event the prices given by Kings will exclude carriage and insurance costs which will be for the account of Pilot. Kings will also arrange for Customs clearance of the Finished Product on behalf of Pilot, with costs for the account of Pilot which costs (which were paid by Kings) notwithstanding any other term of this Agreement shall be added to the price of the Final Product.


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7.4      The price is exclusive of any applicable value added tax and any other tax or duties, which Pilot shall be additionally liable to pay to Kings.

7.5 All payments to be made by Pilot shall be exclusive of value added tax and any other tax or duties which Pilot shall be additionally liable to pay Kings. All payments shall be paid in US$.

7.6 If Pilot fails to make any payment on the due date then, without prejudice to any other right or remedy available to Kings, Kings shall be entitled to charge Pilot interest in accordance with clause 7.8 or suspend further deliveries.

7.7 All payments by Pilot to Kings under this Agreement shall be made without any deductions or set-off, except to the extent that Kings is liable to Pilot under this Agreement.

7.8 Interest shall be payable on overdue amounts at the rate of 4% above the base rate of National Westminster Bank plc per month accruing on a daily basis (both before and after judgment) from the due date until full payment to Kings or such greater amount as may be implied by law. All payments made by Pilot to Kings shall be made without deduction or set-off.

8        WARRANTIES, INDEMNITY AND LIMITATIONS OF LIABILITY

8.1 Kings shall ensure that the Finished Product complies with the Quality Requirements at the time of delivery to the Delivery Address.

8.2 Each party warrants that it has adequate product liability insurance in light of its activities as of the Effective Date and thereafter and agrees to maintain such insurance during the term of this Agreement.

8.3 Pilot shall be fully responsible for all matters concerning marketing and distribution of Finished Product in the Territory, including compliance with any and all applicable laws and regulations, and agrees to indemnify and hold Kings harmless from and against all claims, losses, damages, fines, liability, costs and expenses (collectively, "Losses") arising out of:

         (a) the use of the Finished Product in any final products marketed and/or distributed by Pilot, its Affiliates, agents or distributors (excluding claims as to intrinsic defects of the Product);

         (b) Pilot or its Affiliates, agents or distributors or licensees' importation, storage, handling, marketing, promotion, distribution, delivery or sale of Finished Product or final products incorporating Finished Product; or

         (c) breach by Pilot of any of the terms of this Agreement or warranties made by Pilot herein.

         If the facts pertaining to a Loss arise out of the claim of any third party, or if there is any claim against a third party available by virtue of the circumstances of the Loss, Pilot shall be entitled to the sole conduct and control of the defense or the prosecution of such claim, and shall have sole control over all negotiations for settlement or compromises of any such. Kings shall not make any settlement of, or admissions with respect to, any claim without the written consent of Pilot and Kings shall give Pilot all reasonably requested assistance and cooperation in the conduct of any litigation or negotiations. Notwithstanding anything in this Section 8.3 to the contrary, Pilot shall have no indemnification obligation to Kings in respect of any Loss that arises, directly or indirectly, from a breach by Kings of any of the terms of this Agreement or warranties made by Kings herein.

           agrees to indemnify and hold Pilot harmless from and against all Losses arising, directly or indirectly, out of the breach by Kings of any of the terms of this Agreement or warranties made by Kings herein.

8.5 Where Kings makes recommendations or provides other advice to Pilot under the terms of this Agreement, Kings will do so to the best of its knowledge and belief. Kings does not warrant or


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         guarantee that the Agreed Acreage will be sufficient to meet the
         Forecast or that the Products grown by Growers will be sufficient to meet Pilot's requirements for Finished Products (provided that this Section 8.5 shall not be deemed to obviate Kings' obligation to enter into contracts with Growers throughout the world to grow Product, for processing into Finished Product, up to the Agreed Acreage). Kings shall not be taken as having given a warranty, guarantee or recommendation as to the suitability of the Finished Products for any specific purpose. Pilot shall satisfy itself as to whether the Finished Products purchased are suitable for the purpose for which Pilot intends to use them and Kings gives no warranty nor makes any representations to this effect. Save as set out in this Agreement, all representations, warranties, conditions or other terms implied by statute or common law are excluded by Kings to the fullest extent permitted by law.

8.6 Kings shall not be liable to Pilot by reason of any representation, or any duty at law or under the terms of this Agreement (including any indemnity), for any consequential loss or damage, costs, expenses or other claims for consequential compensation whatsoever or for loss of profits or business (and whether caused by the negligence of Kings, its employees or agents or otherwise) which arise out of or in connection with the supply of the Finished Product or the use or resale of the Finished Product by Pilot, its Affiliates, agents, distributors or licensees.

8.7 Subject to Clause 8.8, to the extent that Kings does have liability to Pilot under this Agreement, the aggregate liability, whether for negligence, breach of contract, misrepresentation or otherwise shall in no circumstances exceed the aggregate replacement cost to Pilot of the defective, damaged or undelivered Finished Product which gives rise to such liability.

8.8 Notwithstanding Section 8.7 or any other provision of this Agreement, Kings' liability for fraudulent misrepresentation or death or personal injury arising from its negligence is not excluded or limited in any way.

9        CONFIDENTIAL INFORMATION

9.1 Save as is otherwise required by law or any regulatory authority, each party undertakes to the other that during the Term and thereafter it will keep secret and will not without the prior written consent of the other party use or disclose to any third party any confidential information relating to the business or affairs of such other party ("Confidential Information") learned by the recipient party or disclosed to the recipient party by such other party pursuant to or otherwise in connection with this Agreement (except insofar as any such Confidential Information shall (otherwise than by breach of this Agreement) be in the public domain) or subsequently comes lawfully into the possession of the recipient party from a third party not under any duty of confidentiality to the other party to this Agreement.

9.2 To the extent that it is necessary to implement the provisions of this Agreement the recipient party may disclose Confidential Information to its employees and its Affiliates as may reasonably be necessary provided that before any such disclosure the recipient party shall make such employees aware of their obligations of confidentiality under this Agreement and shall at all times procure compliance with such obligations of confidentiality. Without limiting the generality of the foregoing, to the extent any such employees or Affiliates of the recipient party fail to comply with such obligations of confidentiality, the recipient party shall be in breach of this Article 9.

10       TERM AND TERMINATION

10.1 Subject to clauses 10.2 and 10.3, the Agreement shall commence on the Effective Date and shall remain in full force and effect until either party provides 24 months prior written notice.

10.2 Either party shall have the right forthwith to terminate this Agreement in the event that:

         (a) the other party shall be guilty of any material breach, non-observance or non-performance of any of its material obligations under this Agreement which (if


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                  curable) is not remedied within thirty days after receiving notice of same (such notice to include a warning of the notifying party's intention to terminate in the absence of a remedy); or

         (b) the other party shall be liquidated, unable to pay its debts in the ordinary course of business or have a receiver appointed over any of its assets or otherwise becomes subject to the insolvency laws of the country of which it is incorporated.

10.3 Kings shall have the right to terminate this Agreement with 6 months notice in the event that the whole or the majority of the business and assets of Pilot is sold or a majority of the voting shares of Pilot becomes vested in or subject to the direction and control of any person or legal entity different from the ones under which direction and control is vested on the Effective Date.

10.4 Upon termination of this Agreement (howsoever occasioned), neither Pilot nor Kings shall have any further rights to use the Confidential Information obtained from the other party under this Agreement for any purpose.

10.5 Any termination of this Agreement (howsoever occasioned) shall not affect any accrued rights or liabilities of either party, including, without limitation, Pilot's obligation to accept and pay for Finished Product delivered pursuant to an order placed before termination or produced from Product grown by a Grower previously approved by Pilot (subject to the Quality Requirements and other obligations of Kings with respect to such Finished Product and Product, which shall also survive termination), nor shall it affect the coming into force or the continuance in force of any provision hereof which is expressly intended to come into or continue in force on or after such termination

11       FORCE MAJEURE

         Neither party shall be liable to the other for any default under this Agreement caused by Act of God, explosion, drought, flood, tempest, fire, fog and other meteorological conditions, perils of the sea or rivers or accident; war or threat of war, sabotage, malicious damages, insurrection, civil disturbance or requisition; acts, restrictions, regulations, by-laws, prohibitions or measures of any kind on the part of any government or other authority becoming effective after the Effective Date; strikes, lock-outs or other industrial actions or trade disputes; difficulties or delays in obtaining raw materials, crop production or failures, labour, fuel, machinery or supplies or transport delays; power failure or breakdown in machinery or other contingencies preventing or delaying growth of crops or production; or supplies from third party contract manufacturers.

12       NOTICES

12.1 Any notice under or in connection with this Agreement shall be in writing and shall be delivered personally or sent by airmail or by facsimile (with copy of facsimile also being mailed with postage pre paid), to the party due to receive the notice or communication at its address set out in this Agreement or such other address as either party may specify by notice in writing to the other, provided that in a case where a party serves notice of breach or termination of this Agreement such notice shall be served by registered post or delivered by courier.

12.2 In the absence of evidence of earlier receipt, any notice shall be deemed to have been duly given:

         (a)      if delivered personally, when delivered;

         (b)      if sent by air mail, seven days after posting it; and

         (c)      if sent by facsimile, with confirmed receipt


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13       ENTIRE AGREEMENT AND AMENDMENT

         This Agreement embodies the entire understanding between the parties in respect of its subject matter and supersedes all prior agreements, negotiations and discussions between the parties relating to the subject matter of this Agreement. Each party irrevocably and unconditionally waives any right it may have to claim damages and/or to rescind this Agreement for any misrepresentation made outside this Agreement unless such misrepresentation was made fraudulently. This Agreement may be amended or modified in whole or in part only by an agreement in writing executed by authorised representatives of both parties.

14       ASSIGNMENT

         Neither the rights nor the obligations of Pilot or Kings under this Agreement may be assigned, transferred, sub-contracted or otherwise disposed of in whole or in part, without the prior written consent of the other party, not to be unreasonably withheld; provided that no such consent shall be required for either Pilot or Kings to assign its rights or obligations under this Agreement in connection with a merger or a sale of all or substantially all of its assets.

15       STATUTORY COMPLIANCE

         Both parties shall comply with all statutory provisions and regulations, common law duties, by-laws or regulations of any authority or other public body of whatsoever nature in respect of this Agreement and obtain, at its own expense, any licences or permits that may be required to satisfy its obligations hereunder.

16       WAIVER

         The waiver or forbearance or failure of a party in insisting in any one or more instances upon the performance of any provisions of this Agreement shall not be construed as a waiver or relinquishment of that party's rights to future performance of such provision and the other party's obligation in respect of such future performance shall continue in full force and effect.

17       SEVERANCE

         In case any one or more of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby and the parties shall amend this Agreement to add a new provision having an effect as near as legally permissible to the one found invalid, illegal or unenforceable.

18       REMEDIES NOT EXCLUSIVE

         No remedy conferred by any provisions of this Agreement is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing in law or in equity or by statute or otherwise.

19       THIRD PARTY RIGHTS

         A person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

20       FURTHER ASSURANCE

         The parties agree that they shall do all such acts and things and execute all such documents as may be reasonably required to effect the full implementation of the terms and conditions of this Agreement.

21       GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with New York (USA) law.

                                   APPENDIX 1

                                    FORECASTS

  [TO BE PROVIDED BY PILOT FOLLOWING COMPLETION OF BASES II VOLUMETRIC TESTING]



                                   APPENDIX 2

                              QUALITY REQUIREMENTS

                            [TO BE PROVIDED BY PILOT]



                                   APPENDIX 3

                            STRATEGIC PRODUCTION PLAN

                            [TO BE PROVIDED BY KINGS]



                                   APPENDIX 4

                       [OTHER SERVICES REQUIRED BY PILOT]



                                   APPENDIX 5

                                DECISION CALENDAR

                                [TO BE PROVIDED]


                                   APPENDIX 6

                                        A

                    GROSS MARGIN ANALYSIS OF PRODUCTION AREAS

                                        B

                              ESTIMATE OF OIL COSTS

                                [TO BE PROVIDED]


                                   APPENDIX 7

                               FIELD RECORD CARDS

                                [TO BE PROVIDED]


                                   APPENDIX 8

                             CERTIFICATE OF ANALYSIS

                                [TO BE PROVIDED]


                                   APPENDIX 9

                                   OIL PRICES

                                [TO BE PROVIDED]


                                      -11-